                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934

                Date of Report (Date of earliest event reported)

                                  May 15, 2000

                    COMMUNICATIONS WORLD INTERNATIONAL, INC.
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)

                                    Colorado
                 ----------------------------------------------
                 (State or other jurisdiction of incorporation)

              0-30220                            84-0917382
      ------------------------      ------------------------------------
      (Commission File Number)      (IRS Employer Identification Number)

        7388 South Revere Parkway, Suite 1000, Englewood, Colorado 80112
        ----------------------------------------------------------------
               (Address of principal executive offices) (Zip code)

        Registrant's telephone number, including area code (303) 721-8200
                                                           --------------

                    COMMUNICATIONS WORLD INTERNATIONAL, INC.

                    INFORMATION TO BE INCLUDED IN THE REPORT

Item 5. Other Information

On May 15, 2000, the Company received from Business Products, Inc. ("BPI") notification of termination of the proposed merger of BPI with a subsidiary of the Company. According to BPI, the Company's continued losses from operations constituted a material adverse change in the Company's financial condition, which is cause for termination of the merger agreement. Although the Company disputes the claim of BPI, as a result of the notice, the Company has cancelled its plans regarding the merger.

                                   Signatures

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                        COMMUNICATIONS WORLD INTERNATIONAL, INC.

Dated:  May 17, 2000                    By: /s/ James M. Ciccarelli
                                           -------------------------------------
                                           James M. Ciccarelli, Chief Executive
                                           Officer

                                      -2-